Exhibit 99.1

June 1, 2026	OTCQB: SVBL, TSX: SVB

SILVER BULL RESOURCES ANNOUNCES DISMISSAL OF ITS NAFTA CLAIM AGAINST MEXICO ON JURISDICTIONAL AND TIME LIMITATIONS

VANCOUVER, British Columbia – Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) announces that its Arbitration case against the United States of Mexico (“Mexico”) has been dismissed in its entirety and the Company has been ordered to pay a portion of Mexico’s legal costs totaling approximately US$998,000.

Background

As previously reported, the Company commenced international arbitration proceedings against Mexico under the United States–Mexico–Canada Agreement (“USMCA”) and the North American Free Trade Agreement (“NAFTA”). The arbitration proceeded under the auspices of the World Bank’s International Centre for Settlement of Investment Disputes (“ICSID”), to which Mexico is a signatory.

The arbitration arose from Mexico's actions and omissions with respect to the illegal blockade of Silver Bull’s Sierra Mojada Project, which commenced in September 2019, and remains ongoing.

Tribunal Decision

The tribunal issued its Award dated May 29, 2026, entirely dismissing the Company’s arbitration claims against Mexico due to a lack of jurisdiction and/or for being time-barred.

In respect of NAFTA Article 1110, the tribunal concluded that it had no jurisdiction over Silver Bull’s claim, and that the claim must be dismissed.

In respect of NAFTA Articles 1102, 1103 and 1105, the tribunal dismissed Silver Bull’s claims that Mexico breached its obligations on the basis that the claims were time-barred insofar as the Company sought to base liability on Mexico’s conduct prior to June 28, 2020; outside the tribunal’s jurisdiction insofar as the Company sought to base liability on Mexico’s conduct after June 30, 2020; and unsupported by a sustainable claim that Silver Bull had incurred loss or damage caused between June 28 and June 30, 2020.

In addition to the complete dismissal of the Company’s claims, the tribunal awarded Mexico approximately US$998,000 in legal fees and expenses incurred in connection with its defence of the Arbitration.

Subject to the annulment process as described below, the Award is binding on the parties.

Tim Barry, President and Chief Executive Officer of Silver Bull commented: “In the Company’s view, the tribunal chose to apply a tight and narrow interpretation of the expiry of NAFTA and the related time-bar provisions, notwithstanding that the blockade commenced in September 2019 while NAFTA was in full force and effect and that the Company submitted its claims against Mexico before the expiry of the three-year NAFTA legacy-claim period under the USMCA transition regime.

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Silver Bull strongly disagrees with the tribunal’s decision and believes the Award represents a profound failure to meaningfully address the extraordinary and continuing injustice suffered by the Company at the hands of Mexico. The Company also believes the ruling demonstrates a limited understanding of the practical realities of mining and exploration by the tribunal, where temporary blockades and local disputes are often addressed through domestic legal and governmental processes before a company can reasonably conclude that a project has been permanently impaired.”

Annulment Process

Under the ICSID Convention, the Company has 120 days from the date of the Award to evaluate and pursue annulment remedies. The annulment application is reviewed by a three-member ad hoc committee appointed by the Chairman of the ICSID Administrative Council. The annulment proceeding would be anticipated to take approximately 18 to 36 months from the date of registration.

The Company is analyzing the tribunal's decision with its legal advisers to evaluate its options, including to challenge the decision through the annulment process prescribed by the ICSID Convention.

Path Forward

Notwithstanding the Award, and potential for annulment, Silver Bull is actively evaluating other options and projects, including the possibility of restarting the Sierra Mojada Project.

The economics of the Sierra Mojada Project have changed radically since the Company commenced arbitration proceedings in 2023, with current commodity prices at approximately US$75 per ounce silver and approximately US$1.60 per pound zinc. The Company’s 2023 mineral resource estimate, completed in accordance with NI 43-101 and Subpart 1300 of Regulation S-K, estimates the presence of a measured and indicated global mineral resources of approximately 5.35 billion pounds of zinc and 87.4 million ounces of silver. Management believes that the Project, which has significant additional exploration upside potential, remains an important mineral asset and could be successfully developed in the future subject to the resolution of the ongoing blockade.

The Company will provide further updates to shareholders regarding any annulment proceedings or strategic initiatives as they develop.

THE SIERRA MOJADA DEPOSIT

Silver Bull’s only asset is the Sierra Mojada deposit located in Coahuila, Mexico. Sierra Mojada is an open pittable oxide deposit with a NI 43-101 compliant Measured and Indicated “global” Mineral Resource of 70.4 million tonnes grading 3.4% zinc and 38.6 g/t silver for 5.35 billion pounds of contained zinc and 87.4 million ounces of contained silver. Included within the “global” Mineral Resource is a Measured and Indicated “high grade zinc zone” of 13.5 million tonnes with an average grade of 11.2% zinc at a 6% cutoff, for 3.336 billion pounds of contained zinc, and a Measured and Indicated “high grade silver zone” of 15.2 million tonnes with an average grade of 114.9 g/t silver at a 50 g/t cutoff for 56.3 million contained ounces of silver. Mineralization remains open in the east, west, and northerly directions.

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For a full summary of the Sierra Mojada resource, please refer to Silver Bull’s news release located at the following link:

https://www.silverbullresources.com/news/silver-bull-resources-announces-5.35-billion-pounds-zinc-87.4-million-ounces-silver-in-updated-sierra-mojada-measured-and/

 On behalf of the Board of Directors

“Tim Barry”

Tim Barry, MAusIMM CP(Geo)

President and Chief Executive Officer and Director

INVESTOR RELATIONS:

1 604 687 5800

info@silverbullresources.com

Cautionary note regarding forward-looking statements: This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s evaluation of annulment remedies and other legal or strategic options; the potential timing, outcome or cost of any annulment proceeding or related process; the Company’s intention to make the Award available on its website; the Company’s ability to regain possession of, restart work on, advance, complete a feasibility study for, or develop the Sierra Mojada Project; the potential impact of current or future silver and zinc prices on the Project; the existence of exploration upside; and management’s belief that the Project could be successfully developed in the future. Forward-looking statements are based on the Company’s current expectations, estimates, assumptions and beliefs as of the date of this news release and are subject to known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. These risks include, without limitation, risks relating to the Award and any annulment or other legal process, uncertainty regarding the Company’s ability to regain possession of or access to the Sierra Mojada Project, political and legal risks in Mexico, commodity price volatility, financing risk, technical and permitting risks, resource estimate risk, and the other risks described in the Company’s filings under Silver Bull’s profile on SEDAR+ at www.sedarplus.ca and with the U.S. Securities and Exchange Commission at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statement made in this news release speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

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